EXHIBIT 99.1

Matria Healthcare Announces Revenue Growth of 21% for the Fourth
Quarter and 18% for 2003; Company Reports EPS of $0.20 for the Fourth Quarter and $0.71 for the Full Year

    MARIETTA, Ga.--(BUSINESS WIRE)--Feb. 19, 2004--Matria Healthcare, Inc. (NASDAQ/NM:MATR) today announced financial results for the fourth quarter and year ended December 31, 2003.
    Revenues for the fourth quarter of 2003 increased 21% to a record level of $86.5 million compared with $71.7 million in the fourth quarter of 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter of 2003 were $9.2 million. Net earnings for the quarter ended December 31, 2003, were $2.1 million, or $0.20 per diluted common share. The diluted loss per common share, excluding special items, was $0.26 for the fourth quarter of 2002.
    For the year ended December 31, 2003, revenues increased 18% to a record level of $326.8 million compared with $277.6 million in the full year of 2002. EBITDA for the year ended December 31, 2003, was $34.6 million. Net earnings for the 12 months of 2003 were $7.3 million, or $0.71 per diluted common share. The diluted earnings per common share, excluding special items, were $0.10 for the full year 2002.
    Fourth quarter 2003 revenues for the Company's Health Enhancement segment increased by 32% to $63.2 million compared with $47.7 million in the fourth quarter of 2002. The Health Enhancement segment is comprised of the Company's disease management and related pharmacy, laboratory and supplies businesses, its foreign diabetes service operation and Facet Technologies, the Company's diabetes product design, development and assembly operation. Fourth quarter 2003 revenues for the Women's Health segment were $23.3 million, a 3% decrease compared with revenues of $24.0 million in the fourth quarter of 2002. The Women's Health segment is comprised of the Company's obstetrical home care clinical serves and maternity disease management services.
    For the year ended December 31, 2003, revenues for the Company's Health Enhancement segment increased by 30% to $232.5 million compared with $179.5 million in 2002. Full year 2003 revenues for the Women's Heath segment decreased by 4% to $94.4 million compared with $98.2 million in the same period in 2002.
    Parker H. Petit, Chairman and Chief Executive Officer, stated, "As previously forecasted, we incurred higher expenses during the quarter related to the start-up of numerous disease management accounts commencing in the fourth quarter of 2003 and extending into the first quarter of 2004. However, we exceeded our revenue forecast for the fourth quarter as a result of the revenues from these accounts. We are pleased with the progress we are making in our discussions with pharmaceutical companies to offer Matria's disease management services for complex medications, including new bio-pharma drugs, to improve patient outcomes. We look forward to communicating our new opportunities in this sector in the future."
    The Company also announced its strategic initiative to enter the neonatal intensive care case management market and the market for certain specialty pharmaceuticals for infants and children. Petit commented, "As part of our growth strategy for our Women's Health segment, we are expanding the breadth and reach of that business to provide services for infants and children. With our clinical expertise and national networks, pharmacy distribution capabilities, and our relationships in that sector of healthcare, this new market is a natural growth opportunity for our Women's Health business. In concert with this new strategy, we are changing the name of that business to the Women's and Children's Health segment."
    The Company reported that the current covered lives included in the Company's disease management programs are 14.2 million compared with 7.2 million at the end of 2002 and 3.0 million at the end of 2001.
    The Company confirmed its previous first quarter of 2004 guidance forecasting revenues to grow to between $87 million and $89 million and earnings per share to be in the range of $0.14 to $0.19.
    A listen-only simulcast and replay of Matria Healthcare's fourth quarter conference call will be available on-line at the Company's website at www.matria.com or at www.fulldisclosure.com on February 20, 2004, beginning at 10:00 a.m. Eastern time.

    Matria Healthcare is the largest corporation offering comprehensive disease management programs to health plans and employers. Matria manages the chronic diseases and episodic conditions representing the greatest cost to the healthcare system...diabetes, cardiovascular diseases, respiratory disorders, high-risk obstetrics, cancer, chronic pain and depression. Headquartered in Marietta, Georgia, Matria has more than 40 offices in the United States and internationally. More information about Matria can be found online at www.matria.com.

    This press release contains forward-looking statements. Such statements include, but are not limited to, the Company's financial expectations for the first quarter of 2004, the ability of the Company to reach final agreement with pharmaceutical companies with respect to prospective disease management accounts, implement on schedule, achieve revenue expectations from these agreements and successfully manage the influx of new accounts, the Company's strategy to expand it's Women's Health business into the neonatal intensive care case management and specialty pharmaceutical markets and the impact of the expansion on the growth of that business. These statements are based on current information and belief and are not guarantees of future performance. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include the Company's inability to achieve its financial expectations for 2004, failure to reach agreement with pharmaceutical companies, failure to achieve the revenue expectations for the Company's newly awarded business, delays or problems in implementation or management of new disease management contracts, failure to expand relationships with pharmaceutical companies or to generate revenues from any such alliances, failure of the expansion strategy in the Women's Health business to generate growth for that business, developments in the healthcare industry, third-party actions over which Matria does not have control, regulatory requirements applicable to Matria's business and the risk factors detailed from time to time in Matria's periodic reports and registration statements filed with the Securities and Exchange Commission, including Matria's Annual Report on Form 10-K for the year ended December 31, 2002. By making these forward-looking statements, Matria does not undertake to update them in any manner except as may be required by Matria's disclosure obligations in filings it makes with the Securities and Exchange Commission under the federal securities laws.


                        MATRIA HEALTHCARE, INC.
       UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
           (Amounts in thousands, except per share amounts)

                               Three Months Ended     Years Ended
                                   December 31,       December 31,
                               ------------------  ------------------
                                 2003      2002      2003      2002
                               --------  --------  --------  --------

Revenues                        $86,453   $71,688  $326,847  $277,631

Cost of revenues                 49,645    43,562   190,923   164,298
Selling and
 administrative expenses         27,544    26,394   101,837    91,970
Charges from termination
 of retirement plan                --      14,247      --      14,247
Provision for
 doubtful accounts                2,688     1,995     8,609     9,955
Amortization of
 intangible assets                  140       140       560       560
                               --------  --------  --------  --------
   Operating earnings (loss)
    from continuing operations    6,436   (14,650)   24,918    (3,399)
Interest expense, net            (3,392)   (3,631)  (13,843)  (13,626)
Other income (expense), net         678    (2,535)    1,457    (3,119)
                               --------  --------  --------  --------
   Earnings (loss) from
    continuing operations
    before income taxes           3,722   (20,816)   12,532   (20,144)
Income tax expense (benefit)      1,656    (4,840)    5,226    (4,500)
                               --------  --------  --------  --------
   Earnings (loss) from
    continuing operations         2,066   (15,976)    7,306   (15,644)
Loss from discontinued
 operations, net of
 income taxes                      --        --        --        (682)
                               --------  --------  --------  --------

   Net earnings (loss)           $2,066  $(15,976)   $7,306  $(16,326)
                               ========  ========  ========  ========

Net earnings (loss)
 per common share:
  Basic:
   Continuing operations          $0.20    $(1.59)    $0.72    $(1.68)
   Discontinued operations         --        --        --       (0.07)
                               --------  --------  ---------  --------
                                  $0.20    $(1.59)    $0.72    $(1.75)
                               ========  ========  =========  ========
  Diluted:
   Continuing operations          $0.20    $(1.59)    $0.71    $(1.68)
   Discontinued operations         --        --        --       (0.07)
                               --------  --------  ---------  --------
                                  $0.20    $(1.59)    $0.71    $(1.75)
                               ========  ========  =========  ========

Weighted average
 shares outstanding:
  Basic                          10,176    10,051    10,132     9,309
  Diluted                        10,540    10,051    10,361     9,309


                        MATRIA HEALTHCARE, INC.
        UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
           (Amounts in thousands, except per share amounts)

                               Three Months Ended      Years Ended
                                  December 31,         December 31,
                               ------------------  ------------------
                                 2003      2002     2003       2002
                               --------  --------  --------  --------

Reconciliation of Net Earnings (Loss) to EBITDA

Net earnings (loss)              $2,066  $(15,976)   $7,306  $(16,326)
Loss from discontinued
 operations, net of
 income taxes                      --        --        --       --
Income tax expense (benefit)      1,656    (4,840)    5,226   (4,918)
Interest expense, net             3,392     3,631    13,843   13,626
Depreciation and amortization     2,084     2,093     8,260    7,513
                               --------  --------  --------  --------
EBITDA                           $9,198  $(15,092)  $34,635    $(105)
                               ========  ========  ========  ========

Reconciliation of Net Earnings (Loss) to Adjusted EBITDA

Net earnings (loss)              $2,066  $(15,976)   $7,306  $(16,326)
Income tax expense (benefit)      1,656    (4,840)    5,226    (4,918)
Interest expense, net             3,392     3,631    13,843    13,626
Depreciation and amortization     2,084     2,093     8,260     7,513
Special charges                    --      17,315      --      22,476
Loss from discontinued
 operations, net of tax
 of $418                           --        --        --         682
                               --------  --------  --------  --------
Adjusted EBITDA                  $9,198    $2,223   $34,635   $23,053
                               ========  ========  ========  ========

Reconciliation of Diluted Earnings (Loss) per Common Share to Diluted Earnings (Loss) per Common Share excluding Special Items

Diluted earnings (loss)
 per common share                 $0.20    $(1.59)    $0.71    $(1.75)
Special charges, net of tax        --        1.33      --        1.78
Loss from discontinued
 operations, net of tax            --        --        --        0.07
                               --------  --------  --------  --------
Diluted earnings (loss) per
 common share excluding
 special items                    $0.20    $(0.26)    $0.71     $0.10
                               ========  ========  ========  ========

Schedule of Special Items:

Charges from termination of
 retirement plan                  $--     $14,247     $--     $14,247
Write-off of obsolete
 technology investments and
 other assets                      --       3,068      --       3,068
Additional accounts
 receivable reserves               --        --        --       1,996
Write-off of unamortized
 loan costs                        --        --        --         692
Retirement of note receivable
 from former executive             --        --        --       2,473
                               --------  --------  --------  --------
 Total special charges             --      17,315      --      22,476
Income tax benefit                 --      (3,904)     --      (5,869)
                               --------  --------  --------  --------
 Total special charges,
  net of tax                       --      13,411      --      16,607
Loss from discontinued
 operations, net of tax
 of $418                           --        --        --         682
                               --------  --------  --------  --------
 Special items, net of tax        $--     $13,411     $--     $17,289
                               ========  ========  ========  ========


                        MATRIA HEALTHCARE, INC.
            UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
                        (Amounts in thousands)

                                                      December 31,
                                                     2003       2002
                                                   --------  --------

                                ASSETS

Current assets:
 Cash, cash equivalents and
  short-term investments                             $9,008    $5,640
 Trade accounts receivable, net                      62,822    49,693
 Inventories                                         27,312    26,757
 Prepaid expenses and other current assets           17,294    15,147
                                                   --------  --------
   Total current assets                             116,436    97,237

Property and equipment, net                          30,790    26,716
Intangible assets, net                              151,555   130,571
Deferred income taxes                                26,524    30,848
Other assets                                          8,177     6,035
                                                   --------  --------
                                                   $333,482  $291,407
                                                   ========  ========

                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
 Current installments of long-term debt
 and obligations under capital leases                  $832      $743
 Accounts payable, principally trade                 41,017    35,177
 Other accrued liabilities                           41,206    18,761
                                                   --------  --------
  Total current liabilities                          83,055    54,681

Long-term debt and obligations under capital
 leases, excluding current installments             121,070   118,215
Other long-term liabilities                           5,810     4,731
                                                   --------  --------
  Total liabilities                                 209,935   177,627

Shareholders' equity                                123,547   113,780
                                                   --------  --------
                                                   $333,482  $291,407
                                                   ========  ========

    CONTACT: Matria Healthcare, Inc., Marietta
             Steve Mengert, 770-767-4500